UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2013

GWG HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	26-2222607
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South Sixth Street, Suite 1200, Minneapolis, MN	55402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (877) 494-2388

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 29, 2013, GWG Holdings, Inc., a Delaware corporation (the "Company"), together with certain of its subsidiaries, entered into an Amended and Restated Credit and Security Agreement with Autobahn Funding Company LLC, as the conduit lender, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, as the committed lender and as the agent on behalf of secured parties under such agreement.  The Amended and Restated Credit and Security Agreement extends the maturity date of borrowings made by the Company’s subsidiary, GWG DLP Funding II, LLC, to December 31, 2014, and removes certain GWG-related parties to the original Credit and Security Agreement dated June 15, 2008. Advances under the credit facility made after January 25, 2013 will bear interest at the commercial paper rate of the lender at the time of the advance, or at the lender’s cost of borrowing plus an applicable margin.  In general, the Company believes that the annualized cost of borrowing under the Amended and Restated Credit and Security Agreement will be approximately four percent greater than under the original Credit and Security Agreement.  In addition to the extended term and increased interest rate and borrowing cost, the Amended and Restated Credit and Security Agreement also requires the Company to maintain a reserve for certain projected expenditures (including anticipated premium payments required to service its life insurance portfolio) that increases, from an initial amount equal to six months of such expenditures, to an amount equal to 12 months of such expenditures beginning as of September 1, 2013.

In connection with the Amended and Restated Credit and Security Agreement, GWG Holdings and its subsidiaries entered into certain other agreements and amendments and restatement of earlier agreements entered into in connection with the original Credit and Security Agreement.  Included among these other agreements was a Reaffirmation and Modification Agreement that reaffirms the performance guaranty that GWG Holdings earlier provided in connection with the original Credit and Security Agreement to DZ Bank AG Deutsche Zentral-Genossenschaftsbank, as agent.

The description above is a summary and is qualified in its entirety by the actual terms of the Amended and Restated Credit and Security Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by this reference. The Amended and Restated Credit and Security Agreement was dated effective as of January 25, 2013

Item 8.01.  Other Events.

On February 1, 2013, GWG Holdings issued a press release relating to the amendment and restatement of its credit facility, as disclosed above.  A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits

10.1	Amended and Restated Credit and Security Agreement by and among GWG Holdings, Inc., certain subsidiaries, Autobahn Funding Company LLC, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, dated effective as of January 25, 2013.
10.2	Reaffirmation and Modification Agreement dated effective as of January 25, 2013.
99.1	Press Release dated February 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GWG HOLDINGS, INC.

Dated: February 1, 2013	/s/ Jon Sabes
Jon Sabes, Chief Executive Officer

EXHIBIT INDEX

No.	Description
10.1	Amended and Restated Credit and Security Agreement by and among GWG Holdings, Inc., certain subsidiaries, Autobahn Funding Company LLC, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, dated effective as of January 25, 2013.
10.2	Reaffirmation and Modification Agreement dated effective as of January 25, 2013.
99.1	Press Release dated effective February 1, 2013.